EXHIBIT Item 24(2)(a)(3)

                     Multi-Strategy Hedge Opportunities LLC

         First Amended and Restated Limited Liability Company Agreement

                                 August 25, 2004


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS..........................................................1

ARTICLE II ORGANIZATION; ADMISSION OF MEMBERS..................................6

         SECTION 2.1. FORMATION OF LIMITED LIABILITY COMPANY...................6
         SECTION 2.2. NAME.....................................................6
         SECTION 2.3. PRINCIPAL AND REGISTERED OFFICE..........................6
         SECTION 2.4. DURATION.................................................6
         SECTION 2.5. OBJECTIVE AND BUSINESS OF THE COMPANY....................7
         SECTION 2.6. BOARD OF DIRECTORS.......................................7
         SECTION 2.7. MEMBERS..................................................8
         SECTION 2.8. BOTH DIRECTORS AND MEMBERS...............................8
         SECTION 2.9. LIMITED LIABILITY........................................8
         SECTION 2.10. Authority to Do Business................................8

ARTICLE III MANAGEMENT.........................................................8

         SECTION 3.1. MANAGEMENT AND CONTROL...................................8
         SECTION 3.2. ACTIONS BY THE BOARD OF DIRECTORS.......................10
         SECTION 3.3. MEETINGS OF MEMBERS.....................................11
         SECTION 3.4. CUSTODY OF ASSETS OF THE COMPANY........................12
         SECTION 3.5. OTHER ACTIVITIES OF MEMBERS AND DIRECTORS...............12
         SECTION 3.6. DUTY OF CARE............................................12
         SECTION 3.7. INDEMNIFICATION.........................................13
         SECTION 3.8. FEES, EXPENSES AND REIMBURSEMENT........................14

ARTICLE IV TERMINATION OF STATUS OF ADVISER AND DIRECTORS;
         TRANSFERS AND REPURCHASES............................................15

         SECTION 4.1. TERMINATION OF STATUS OF THE ADVISER....................15
         SECTION 4.2. TERMINATION OF STATUS OF A DIRECTOR.....................15
         SECTION 4.3. REMOVAL OF THE DIRECTORS................................16
         SECTION 4.4. TRANSFER OF UNITS.......................................16
         SECTION 4.5. REPURCHASE OF UNITS.....................................17

ARTICLE V CAPITAL.............................................................20

         SECTION 5.1. CONTRIBUTIONS TO CAPITAL................................20
         SECTION 5.2. RIGHTS OF MEMBERS TO CAPITAL............................21
         SECTION 5.3. CAPITAL ACCOUNTS........................................21
         SECTION 5.4. ALLOCATION OF NET PROFIT AND NET LOSS...................21
         SECTION 5.5. ALLOCATION OF CERTAIN EXPENDITURES......................22
         SECTION 5.6. RESERVES................................................22
         SECTION 5.7. TAX ALLOCATIONS.........................................23


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         SECTION 5.8. DISTRIBUTIONS...........................................24
         SECTION 5.9. WITHHOLDING.............................................24
         SECTION 5.10. ALLOCATION OF ORGANIZATIONAL EXPENSES..................25

ARTICLE VI DISSOLUTION AND LIQUIDATION........................................25

         SECTION 6.1. DISSOLUTION.............................................25
         SECTION 6.2. WINDING UP..............................................25

ARTICLE VII ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS......................26

         SECTION 7.1. ACCOUNTING AND REPORTS..................................26
         SECTION 7.2. DETERMINATIONS BY THE BOARD OF DIRECTORS................27
         SECTION 7.3. VALUATION OF NET ASSETS.................................27

ARTICLE VIII MISCELLANEOUS PROVISIONS.........................................27

         SECTION 8.1. AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT........27
         SECTION 8.2. SPECIAL POWER OF ATTORNEY...............................29
         SECTION 8.3. NOTICES.................................................30
         SECTION 8.4. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS...........30
         SECTION 8.5. APPLICABILITY OF 1940 ACT...............................30
         SECTION 8.6. CHOICE OF LAW; ARBITRATION..............................30
         SECTION 8.7. NOT FOR BENEFIT OF CREDITORS............................32
         SECTION 8.8. CONSENTS................................................32
         SECTION 8.9. MERGER AND CONSOLIDATION................................32
         SECTION 8.10. PRONOUNS; USAGE; GENERIC TERMS.........................33
         SECTION 8.11. CONFIDENTIALITY........................................33
         SECTION 8.12. CERTIFICATION OF NON-FOREIGN STATUS....................34
         SECTION 8.13. SEVERABILITY...........................................34
         SECTION 8.14. FILING OF RETURNS......................................34
         SECTION 8.15. TAX DECISIONS AND TAX MATTERS PARTNER..................34
         SECTION 8.16. SECTION 754 ELECTION...................................35
         SECTION 8.17. COUNTERPARTS...........................................35
         APPENDIX A .........................................................A-1


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                     MULTI-STRATEGY HEDGE OPPORTUNITIES LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)

         FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

      THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of MULTI-STRATEGY HEDGE OPPORTUNITIES LLC is dated as of August 25, 2004.

                              W I T N E S S E T H:

      WHEREAS, the Company (as defined below) has heretofore been formed as a limited liability company under the Delaware Act (as defined below) upon the filing of the Certificate (as defined below) with the Secretary of State of the State of Delaware on March 16, 2004;

      WHEREAS, the Company has heretofore been governed by an initial Limited Liability Company Agreement of the Company dated March 16, 2004 (the "Initial Agreement") executed by Brian D. Stewart, in his capacity as the Initial Member of the Company;

      WHEREAS, the Directors of the Company have determined to amend the Initial Agreement under the authority granted them pursuant to Section 18 thereof and desire to restate the Initial Agreement as set out herein.

      NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

      For purposes of this Agreement, the following terms shall have the following meanings:

      "Administrator" means the person who provides administrative services to the Company pursuant to an administrative services or other similar agreement.

      "Adviser" means a person who at any particular time serves as an investment adviser to the Company pursuant to an Investment Advisory Agreement.

      "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules thereunder, including any applicable orders thereunder, as amended from time to time, or any successor law.

      "Affiliate" means an affiliated person of a person as such term is defined in the 1940 Act.


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      "Agreement"  means this  First  Amended  and  Restated  Limited  Liability
Company Agreement, as amended from time to time.

      "Board of Directors" means the Board of Directors  established pursuant to
Section 2.6 of this Agreement.

      "Capital Account" means, with respect to each Member, the capital account(s) established and maintained on behalf of each Member pursuant to
Section 5.3 hereof.

      "Certificate" means the Certificate of Formation of the Company dated March 16, 2004, and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

      "Closing Date" means the first date on or as of which a Member, other than the Initial Member, is admitted to the Company.

      "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

      "Company" means Multi-Strategy Hedge Opportunities LLC, the Delaware limited liability company formed under the name "Merrill Lynch Multi-Adviser Hedge Fund LLC" pursuant to the Initial Agreement and the filing of the Certificate and continued pursuant to this Agreement.

      "Compulsorily  Repurchased  Member"  shall have the  meaning  ascribed  in
Section 4.5(f)(2) hereof.

      "Compulsory Repurchase Promissory Note" shall have the meaning ascribed in
Section 4.5(f)(3) hereof.

      "Compulsory  Repurchase Valuation Date" shall have the meaning ascribed in
Section 4.5(f)(1) hereof.

      "Confidential Information" shall have the meaning ascribed in Section 8.11(b) hereof.

      "Delaware Act" means the Delaware Limited Liability Company Act, as in effect on the date hereof and as amended from time to time, or any successor law.

      "Director" means an individual designated and qualified as a Director of the Company pursuant to the provisions of Section 2.6 of this Agreement and who serves on the Board of Directors of the Company.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Expense Allocation Date" means the Closing Date and thereafter each day on or before the 12-month anniversary of such date as of which a contribution to the capital of the Company is made pursuant to Section 5.1 hereof.


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      "Fiscal  Period"  means the period  commencing  on the Closing  Date,  and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and in each case ending at the close of business on the first to occur of the following dates: (1) the last day of a Fiscal Year;
(2) the last day of a Taxable Year; (3) the day preceding any day on which a contribution to the capital of the Company is made pursuant to Section 5.1; (4) the effective date of a repurchase of Units made pursuant to Section 4.5; (5) the day on which a substituted Member is admitted; or (6) any day (other than one specified in clause (2) above) on which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member other than an amount to be credited to or debited against the Capital Accounts of all Members in accordance with their respective Investment Percentages.

      "Fiscal Quarter" means each three-month period ending each June 30, September 30, December 31 and March 31 (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Directors shall elect a Fiscal Year for the Company ending on a date other than March 31 of each year, in which event the Company's Fiscal Quarters shall be determined by reference to such other Fiscal Year. The first Fiscal Quarter of the Company shall commence on the Closing Date and end as of the first quarterly end date mentioned above to occur.

      "Fiscal Year" means the period commencing on the Closing Date and ending on March 31, 2005, and thereafter each 12-month period ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Directors shall elect another Fiscal Year for the Company.

      "Independent Directors" means those Directors who are not "interested persons" of the Company, as such term is defined in the 1940 Act.

      "Initial Member" means the Member of the Company who served in the capacity as the Initial Shareholder (as defined in the Company's initial Limited Liability Company Agreement dated March 16, 2004) of the Company for the purpose of organizing the Company.

      "Investment Advisory Agreement" means a separate written agreement, subject to Section 15 of the 1940 Act, between the Company and an Adviser, pursuant to which the Adviser provides Management Services to the Company.

      "Investment Percentage" means a percentage established for each Member on the Company's books as of the first day of each Fiscal Period. The Investment Percentage of a Member for a Fiscal Period shall be determined by dividing the balance of the Member's Capital Account as of the commencement of such Fiscal Period by the sum of the Capital Accounts of all of the Members as of the commencement of such Fiscal Period. The sum of the Investment Percentages of all Members for each Fiscal Period shall equal 100%.

      "Majority Vote" means the affirmative vote of Members holding (i) 67% or more of the voting power (determined in accordance with Section 3.3(b) hereof) present at any duly called meeting, if the holders of more than 50% of the outstanding voting power of the Company are present or represented by proxy; or
(ii) more than 50% of the outstanding voting power of the Company, whichever is the less; or such greater or lesser percentage vote as defined and currently in effect under the 1940 Act.


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      "Management Services" means such investment advisory and other services as the Adviser is required to provide to the Company pursuant to an Investment Advisory Agreement.

      "Member" means any person admitted to the Company as a member (which may include any Director in such person's capacity as a member of the Company) until the Company has repurchased all of the Units of such person pursuant to Section
4.5 hereof or a substituted Member or Members has been admitted with respect to all of such person's Units pursuant to Section 4.4 hereof; such term includes the Adviser, in its capacity as a member of the Company, to the extent the Adviser makes a capital contribution to the Company and shall have been admitted to the Company as a Member. Persons seeking to be admitted to the Company as Members, or seeking to make additional contributions to the Company pursuant to
Section 5.1 hereof, shall be required to provide such subscription materials in form and substance as the Company may require from time to time and to make the representations set forth in Appendix A as such Appendix shall be updated and amended from time to time.

      "Net Assets" means the total value of all assets of the Company, less an amount equal to all accrued debts, liabilities and obligations of (or allocable to) the Company, calculated before giving effect to any repurchases of Units as of the date of calculation.

      "Net Profit" or "Net Loss" means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Company, at the close of business on the Closing Date), such amount to be adjusted to exclude any items to be allocated among the Capital Accounts of the Members on a basis that is not in accordance with respective Investment Percentages as of the commencement of such Fiscal Period pursuant to Sections 5.5 and 5.6 hereof.

      "Negative Basis" means, with respect to any Member and as of any time of calculation, the amount by which its "adjusted tax basis," for federal income tax purposes, in its Units as of such time (determined without regard to (i) any adjustments made to the "adjusted tax basis" by reason of any Transfer or assignment of the Units, including by reason of death and (ii) such Member's share of the liabilities of the Company under section 752 of the Code) exceeds the value of such Member's Capital Account as of such time.

      "Negative Basis Member" means any Member whose Units are repurchased by the Company and who has a Negative Basis as of the effective date of such repurchase, but such Member shall cease to be a Negative Basis Member at such time as it shall have received allocations pursuant to clause (i) of the third paragraph of Section 5.7 equal to its Negative Basis as of the effective date of such repurchase.

      "Notice Date" means the date, as specified in any tender offer made by the Company, by which Members choosing to tender Units for repurchase must notify the Company of their intent.

      "1933 Act" means the Securities Act of 1933 and the rules thereunder, as amended from time to time.

      "1940 Act" means the Investment Company Act of 1940 and the rules thereunder, including any applicable orders thereunder, as amended from time to time.


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      "Organizational  Expenses"  means the expenses  incurred by the Company in connection with its formation, its registration as an investment company under the 1940 Act, the initial registration of the offering of its shares under the 1933 Act, and the initial qualification of its shares for sale pursuant to applicable state securities or "blue sky" laws.

      "Pass-Thru Member" shall have the meaning ascribed in Section 8.15(c) hereof.

      "Person" means a natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, or other entity of whatever nature.

      "Portfolio Fund" means unregistered investment funds and registered investment companies other than the Company.

      "Portfolio Fund Managers" means investment advisers who manage one or more Portfolio Funds in which the Company has invested.

      "Positive Basis" means, with respect to any Member and as of any time of calculation, the amount by which its Capital Account as of such time exceeds its "adjusted tax basis," for federal income tax purposes, in its Units as of such time (determined without regard to (i) any adjustments made to the "adjusted tax basis" by reason of any Transfer or assignment of the Units, including by reason of death, and (ii) such Member's share of the liabilities of the Company under section 752 of the Code).

      "Positive Basis Member" means any Member whose Units are repurchased by the Company and who has a Positive Basis as of the effective date of such repurchase, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of the second paragraph of Section 5.7 equal to its Positive Basis as of the effective date of such repurchase.

      "Promissory Note" has the meaning ascribed in Section 4.5(e)(2) hereof.

      "Registration Statement" means the Company's registration statement on Form N-2 filed with the Securities and Exchange Commission, as amended or supplemented from time to time.

      "Repurchase Valuation Date" means the date as of which the Units to be repurchased are valued by the Company.

      "Securities" means securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in Portfolio Funds.

      "Special Laws or Regulations" means regulatory or compliance requirements imposed by laws other than the 1933 Act, the Securities Exchange Act of 1934 or the 1940 Act, including


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without  limitation  those  imposed by the Bank  Holding  Company  Act,  certain
Federal Communications Commission regulations, or ERISA.

      "Taxable Year" means the 12-month period ending December 31 of each year (or the period ending December 31, 2004 with respect to the Company's first taxable year).

      "Transfer" means the assignment, transfer, sale, encumbrance, pledge or other disposition of Units, including any right to receive any allocations and distributions attributable to any Units.

      "Units" means limited liability company interests of Members in the Company.

      "Valuation Date" means the last day of each Fiscal Period and any other date, designated by the Board of Directors, on which the Company determines the value of its Units.

                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

      SECTION 2.1. FORMATION OF LIMITED LIABILITY COMPANY.

      Each member of the Board of Directors individually, any officer of the Company and any other person authorized and designated by the Board of Directors shall be considered an "authorized person" within the meaning of the Delaware Act, and may execute and file in accordance with the Delaware Act any amendment to the Certificate and may execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

      SECTION 2.2. NAME.

      The name of the Company shall be "MULTI-STRATEGY HEDGE OPPORTUNITIES LLC" or such other name as the Board of Directors may hereafter adopt upon causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act.

      SECTION 2.3. PRINCIPAL AND REGISTERED OFFICE.

      The Company shall have its principal office at 222 Broadway, 27th Floor, New York, New York 10038, or at such other place designated from time to time by the Board of Directors.

      The Company shall have its registered office in Delaware at 1209 Orange Street, Wilmington, Delaware 19801, and shall have The Corporation Trust Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Directors.

      SECTION 2.4. DURATION.


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      The term of the Company  commenced on the filing of the  Certificate  with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 6.1 hereof.

      SECTION 2.5. OBJECTIVE AND BUSINESS OF THE COMPANY.

      (a) The objective and business of the Company is to purchase, hold, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Company may, among other means, carry out its activities directly or indirectly through the purchase of interests in Portfolio Funds. The Company may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions that may in the discretion of the Board of Directors be necessary or advisable to carry out its objective or business.

      (b) The Company shall operate as a closed-end, nondiversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Registration Statement or otherwise in effect from time to time.

      SECTION 2.6. BOARD OF DIRECTORS.

      (a) As of the date of this Agreement the Directors comprising the Board of Directors shall be David O. Beim, James T. Flynn, Terry K. Glenn, W. Carl Kester and Karen P. Robards. The Board of Directors may, subject to the 1940 Act and the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of
Section 3.3 hereof with respect to the election of Directors to the Board of Directors by Members, elect any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of the Company. The number of Directors shall be fixed from time to time by the Board of Directors.

      (b) Each Director shall serve on the Board of Directors for the duration of the term of the Company, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of Director, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Directors then serving would have been elected by the Members. The Board of Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving on the Board of Directors.

      (c) Each Director shall be a "Manager" of the Company for purposes the Delaware Act.


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

      SECTION 2.7. MEMBERS.

      The Board of Directors or its authorized delegate may admit one or more Members as of the first business day of each calendar month or more frequently as determined by the Board of Directors as in accordance with applicable law. All subscriptions are subject to the receipt of cleared funds on or before the acceptance date in the full amount of the subscription, plus the applicable sales charge, if any. Each potential Member must execute a signature page of this Agreement or of the Company's subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Board of Directors or its authorized delegate may, in its sole discretion, reject any subscription for Units. The Board of Directors may, in its sole discretion, suspend subscriptions for Units at any time and from time to time. The admission of any person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and the contribution to the capital of the Company of such additional Member. No act, vote or approval of any Member of the Company is required to admit a new Member in accordance with this Section 2.7.

      SECTION 2.8. BOTH DIRECTORS AND MEMBERS.

      A Person may at the same time be a Director and a Member, in which event such Person's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

      SECTION 2.9. LIMITED LIABILITY.

      Except as provided under applicable law, a Member shall not be liable for the Company's debts, obligations and liabilities. Except as provided under applicable law, a Director shall not be liable for the Company's debts, obligations and liabilities.

      SECTION 2.10. Authority to Do Business.

      If determined to be in the interest of the Company by the Board of Directors, an officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in New York and in any other jurisdiction in which the Company may wish to conduct business.

                                   ARTICLE III

                                   MANAGEMENT

      SECTION 3.1. MANAGEMENT AND CONTROL.

      (a) Management and control of the business of the Company shall be vested in the Board of Directors, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of "Managers" under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder. No Director shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Director's authority as delegated by the Board of Directors. The parties hereto intend that, except to the extent


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otherwise  expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act who is not an "interested person" of such company as such term is defined in the 1940 Act. During any period in which the Company shall have no Directors, the Adviser may continue to serve as the Adviser to the Company and to provide the Management Services to the Company.

      (b) Each Member agrees not to treat, on his personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company. The Board of Directors shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company under any provisions of the Code or any other revenue laws.

      (c) Members shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of "voting securities" under the 1940 Act.

      (d) The officers of the Company shall be a President, one or more Vice-Presidents, a Treasurer, and a Secretary. The Company also may have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the provisions of subsection (e) of this Section 3.1. Any number of offices may be held by the same person. Each of the officers of the Company may but need not be a Director. The officers of the Company, except such officers as may be appointed in accordance with the provisions of subsection (e) or subsection (g) of this Section 3.1, shall be chosen by the Directors, and each shall serve at the pleasure of the Directors.

      (e) The Directors may appoint and may empower the President to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Directors (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him, the President) may from time to time determine.

      (f) Any officer may be removed, with or without cause, by the Directors at any regular or special meeting of the Board of Directors. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

      (g) A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Directors.

      (h) The President shall, subject to the control of the Board of Directors, have general supervision of the business and the officers of the Company, and shall preside at all meetings of the Board of Directors and of the Members at which he or she shall be present. The President shall have the general powers and duties of supervision and management normally vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or this Agreement.

      (i) In the absence or disability of the President, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the President or this Agreement.

      (j) The Secretary shall keep or cause to be kept at the principal place of business of the Company, or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Board of Directors, committees or other delegates of Directors and Members. The Secretary shall keep or cause to be kept, a register or a duplicate register showing the names of all Members and their addresses, and the Investment Percentage held by each. The Secretary shall give or cause to be given notice of all meetings of the Members and of the Directors (or committees or other delegates thereof) required to be given by this Agreement or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President or this Agreement.

      (k) The Treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company. The books of account shall at all reasonable times be open to inspection by any Director. The Treasurer shall have other powers and perform such other duties as may be prescribed by the Board of Directors, the President or this Agreement.

      (l) The Board of Directors may delegate to any other person any right, power and authority vested by this Agreement in the Board of Directors to the extent permissible under applicable law.

      SECTION 3.2. ACTIONS BY THE BOARD OF DIRECTORS.

      (a) Unless otherwise provided in this Agreement, the Board of Directors shall act only: (i) by the affirmative vote of a majority of the Directors (including the vote of a majority of the Independent Directors if required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in-person attendance is not required by applicable law, by telephone or other electronic medium permitted by applicable law) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under applicable law.

      (b) Meetings of the Board of Directors may be called by the President or by any two Directors, and may be held on such date and at such time and place, as the Board of Directors shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice whether before or after such meeting. Directors may attend and participate in any meeting by telephone or other electronic medium permitted by applicable law except where in-person attendance at a meeting is required by the 1940 Act. A majority of the Directors shall constitute a quorum at any meeting.

      (c) The Board of Directors may establish, by resolution, written consent or otherwise, one or more committees of the Board of Directors, each consisting of one or more Directors, and/or one or more officers, employees or agents of the Company. The Board of Directors may delegate, by resolution, written consent or otherwise, to the extent permitted by applicable law, any or all of their powers and duties granted under this Agreement to such committees, and to the extent any such powers or duties are so delegated, action by the delegate or delegates shall be deemed for all purposes to be action by the Board of Directors. All such delegates shall serve at the pleasure of the Board of Directors.

      SECTION 3.3. MEETINGS OF MEMBERS.

      (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Directors or by Members holding at least a majority of the total number of votes eligible to be cast by Members at such meeting, and may be held at such time, date and place as the Board of Directors shall determine. The Secretary, at the request of the Board of Directors, shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting not less than ten or more than sixty days prior to the date of such meeting. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. The presence in person or by proxy of Members holding one-third (1/3) of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates for Director receiving a plurality of the votes cast at any meeting of all Members shall be elected as Directors and (ii) all other actions of Members taken at a meeting shall require a Majority Vote.

      (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equal to the numeric value of such Member's Investment
Percentage as of the record date for such meeting multiplied by 1000. (For example, if a Member's Investment Percentage was equal to 10%, such Member would receive 100 votes (0.10 * 1000 = 100 votes). Similarly, a Member whose Investment Percentage was equal to 0.2% would receive 2 votes (0.002 * 1000 =
2)). The Board of Directors shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and the Secretary shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

      (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding enough votes to constitute a Majority Vote or such greater amount as may be required in order to approve such action.

      SECTION 3.4. CUSTODY OF ASSETS OF THE COMPANY.

      The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules thereunder.

      SECTION 3.5. OTHER ACTIVITIES OF MEMBERS AND DIRECTORS.

      (a) The Directors shall not be required to devote full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

      (b) Any Member, Director, Administrator or Adviser, and any Affiliate of any of them, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisers or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Director shall have any rights in or to such activities of any other Member, Director, Administrator or Adviser or any Affiliate thereof, or any profits derived therefrom.

      SECTION 3.6. DUTY OF CARE.

      (a) No Director or officer of the Company shall be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Director or officer constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Director's or officer's office.

      (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Units shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

      SECTION 3.7. INDEMNIFICATION.

      (a) To the fullest extent permitted by law, the Company shall,  subject to
Section 3.7(b) hereof, indemnify each Person who is, or has been, a Director or officer of the Company (including for this purpose his or her executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director or officer of the Company or the past or present performance of services to the Company by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section
3.7 shall not be construed to provide for indemnification for any liability (including liability under federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

      (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the
Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under
Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of the Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

      (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Company by a majority of the Independent

Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Company and that such indemnitee is not liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of Directors secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

      (d) Any  indemnification  or advancement of expenses made pursuant to this
Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Director (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Company shall be entitled to recover such expenses upon a final adjudication that, the Director or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Director or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company or its Members).

      (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

      (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Director, officer or other person.

      SECTION 3.8. FEES, EXPENSES AND REIMBURSEMENT.

      (a) Any entity providing services to the Company pursuant to an authorized and duly executed and delivered agreement with the Company shall be entitled to receive fees and indemnification for such services as may be agreed to by the service provider and the Company, subject to applicable law.

      (b) The Board of Directors may cause the Company to compensate each Director for his or her services as such. In addition, the Directors shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

      (c) The Company shall bear all expenses incurred in its business and operations, other than those specifically required to be borne by the Adviser pursuant to an Investment Advisory Agreement or by a service provider to the Company pursuant to an agreement referred to in Section 3.8(a) hereof. Expenses to be borne by the Company include, but are not limited to, organizational and initial offering expenses; ongoing offering expenses; Directors' fees; costs of directors and officers/errors and omissions insurance; fidelity bond expenses; administrative expenses (including fees and expenses of the Administrator or any successor administrator); legal, tax, custodial, audit, professional, escrow, internal and external fund accounting, transfer agency and valuation expenses; corporate licensing and printing expenses; record keeping expenses; expenses incurred in communicating with shareholders, including the costs of preparing, printing and mailing reports to shareholders; and extraordinary expenses. Company expenses will also include investment-related expenses, including, but not limited to, brokerage commissions, dealer mark-ups, and other transactions costs on its cash management or any direct investment in Securities; interest expense on any borrowings it may make; and any subscription or redemption charges imposed by the Portfolio Funds. In addition, the Company will bear the management fee paid or allocable to the Adviser under the Investment Advisory
Agreement. The Adviser shall be entitled to reimbursement from the Company for any of the Company's expenses that it pays on behalf of the Company.

      (d) Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner or investment adviser, purchase Insurance in such amounts, from such insurers and on such terms as the Board of Directors shall determine.

                                   ARTICLE IV

          TERMINATION OF STATUS OF ADVISER AND DIRECTORS; TRANSFERS AND
                                   REPURCHASES

      SECTION 4.1. TERMINATION OF STATUS OF THE ADVISER.

      The status of the Adviser shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Company does not enter into a new Investment Advisory Agreement with the Adviser, effective as of the date of such termination.

      SECTION 4.2. TERMINATION OF STATUS OF A DIRECTOR.

      The status of a Director  shall  terminate  if the Director (i) shall die;
(ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director; (iv) shall be removed pursuant to Section 4.3; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Director; or (viii) shall otherwise cease to be a Director of the Company under the Delaware Act.

      SECTION 4.3. REMOVAL OF THE DIRECTORS.

      Any Director may be removed either by (i) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal vote or
(ii)(a) the affirmative vote, if at a meeting, of Members holding not less than a majority of the total number of votes eligible to be cast by all Members or
(b) written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

      SECTION 4.4. TRANSFER OF UNITS.

      (a) To the fullest extent permitted by law, Units of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such Member or (ii) with the written consent of the Company, as authorized by the Board of Directors (or their delegates) which consent may be withheld in the Board's sole discretion. Unless the Company consults with counsel and counsel confirms that a Transfer will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation, the Company generally will not consent to a Transfer unless each of the following conditions are met: (A) the transferring Member will have been a Member for at least six months as of the effective date of the Transfer; (B) the proposed Transfer is to be made on the effective date of an offer by Company to repurchase Units; and (C) the proposed Transfer would be (1) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member,
(2) to members of the transferring Member's immediate family (siblings, spouse, parents or children) or (3) a distribution from a qualified retirement plan or an individual retirement account.

      (b) The Company may not consent to a Transfer of Units unless: (i) the person to whom such Units are to be Transferred is a person whom the Company believes is an accredited investor, as such term is defined in Regulation D under the 1933 Act or any successor thereto; and (ii) all of the Units are to be Transferred to a single transferee or, after the Transfer of less than all Units, the balance of the Capital Account of each transferee and the transferor would not be less than $25,000. Any transferee that acquires Units by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of a Member or otherwise shall be entitled to the allocations and distributions allocable to Units so acquired and to Transfer such Units in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers Units with the approval of the Board of Directors (or their delegates), the Board of Directors shall promptly take all necessary actions so that the transferee is admitted to the Company as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.

      (c) Each Member shall indemnify and hold harmless the Company, the Board of Directors, the Adviser, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.

      SECTION 4.5. REPURCHASE OF UNITS.

      (a) Except as otherwise provided in this Agreement, no Member or other person holding Units shall have the right to require the Company to redeem its Units. The Board of Directors from time to time, in its sole discretion and on such terms and conditions as it may determine (subject to the 1940 Act and other applicable law), may cause the Company to offer to repurchase Units pursuant to written tender offers. The Company shall not offer to repurchase Units on more than four occasions during any one Fiscal Year unless it has been advised by counsel to the Company to the effect that more frequent offers would not cause material adverse tax consequences to the Company. In determining whether to cause the Company to offer to repurchase Units pursuant to written tender offers, the Board of Directors shall consider the recommendation of the Adviser, and will also consider the following factors, including:

            (1) whether any Members have requested to tender Units to the Company;

            (2) the liquidity of the Company's assets (including fees and costs associated with withdrawing from Portfolio Funds);

            (3) the investment plans and working capital requirements of the Company;

            (4) the history of the Company in repurchasing Units;

            (5) the availability of information as to the value of the Company's interests in underlying Portfolio Funds;

            (6) the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs; and

            (7) any anticipated tax or regulatory consequences to the Company of any proposed repurchases of Units.

The Board of Directors shall cause the Company to repurchase Units pursuant to written tender offers only on terms it determines, in its sole discretion, to be reasonable and fair to the Company and to all Members.

      (b) A Member who tenders for repurchase only a portion of such Member's Units shall be required to maintain a Capital Account balance of at least $25,000 (or such lower amount equal to the Member's initial capital contribution net of any placement or other fees) after giving effect to the repurchase. If a Member tenders an amount that would cause the Member's Capital Account balance to fall below the required minimum Capital Account balance, the Company reserves the right to reduce the amount to be purchased from the Member pursuant to the tender so that the required minimum balance is maintained or to cause the Company to repurchase the Member's entire interest in the Company.

      (c) The  Adviser or any  Director  may tender its Units as a Member  under
Section 4.5(a) hereof.

      (d) The Board of Directors may cause the Company to repurchase Units of a Member or any person acquiring Units from or through a Member, and each Member shall by acquiring such Units be deemed to have affirmatively consented to such repurchase, in the event that the Board of Directors in its sole discretion determines that:

            (1) such Units have been transferred in violation of Section 4.4, or such Units have vested in any person other than by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence, dissolution, merger, reorganization or termination of a Member and the Board of Directors, in its sole discretion, did not approve the admission of a substitute Member;

            (2) ownership of such Units by a Member or other person is likely to cause the Company to be in violation of, or require registration of any Units under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

            (3) continued ownership of such Units by a Member may be harmful or injurious to the business or reputation of the Company, the Board of Directors, the Adviser or any of their affiliates, or may subject the Company, or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

            (4) any of the representations and warranties made by a Member or other person in connection with the acquisition of Units was not true when made or has ceased to be true;

            (5) with respect to a Member subject to Special Laws or Regulations, such Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Units; or

            (6) it would be in the best interests of the Company for the Company to repurchase the Units or a portion of them.

      (e) Repurchases pursuant to Company tender offers shall be effective after receipt and acceptance by the Company of all eligible written tenders of Units from Members and, unless otherwise determined by the Board of Directors from time to time including as a result of changes in applicable law or the interpretation thereof, shall be subject to the following repurchase procedures:

            (1) Members choosing to tender Units for repurchase must do so by the applicable Notice Date. Generally, the Notice Date will be the 25th day of the second month prior to the month containing the date as of which Units are to be repurchased. (For example, the Notice Date for a repurchase offer having a December 31 repurchase date would be October 25.) Units (or portions thereof) will be valued as of the "Repurchase Valuation Date" (which date, unless otherwise determined by the Board of Directors, shall be the last business day of the month on which such Units are to be repurchased);

            (2) promptly after the Notice Date, the Company will give to each Member whose Units (or portion thereof) have been accepted for repurchase a promissory note (the "Promissory Note") entitling the Member to be paid an amount equal to the value, determined as of the Repurchase Valuation Date and in accordance with Section 7.3 hereof, of the repurchased Units; and

            (3) the Promissory Note will be non-interest bearing and nontransferable. Payment in respect of the Promissory Note will be made as of the later of (i) a period of within 45 days after the Repurchase Valuation Date, or (ii) if the Company has requested withdrawal of its capital from one or more Portfolio Funds in order to fund the repurchase of Units, within ten business days after the Company has received at least 90% of the aggregate amount withdrawn from such Portfolio Funds.

Notwithstanding anything in the foregoing to the contrary, the Board of Directors, in its sole discretion, may pay all or any portion of the Promissory
Note in marketable Securities (or any combination of marketable Securities and cash). Persons holding Units will cease to be Members of the Company upon the Company's issuance of a Promissory Note representing payment for all of the remaining Units held by such Person.

      (f) In the event that the Board of Directors determines that the Company should repurchase Units of a Member, or any person acquiring Units from or through a Member, pursuant to Section 4.5(d) hereof, repurchases shall be subject to the following repurchase procedures unless otherwise determined by the Board of Directors from time to time:

            (1) Units (or portions thereof) will be valued as of the "Compulsory Repurchase Valuation Date" (which date, unless otherwise determined by the Board of Directors, shall be the last business day of the month in which the Company intends to repurchase the Units);

            (2) promptly after the Board of Directors determines that the Company should repurchase Units of a Member, or any person acquiring Units from or through a Member, pursuant to Section 4.5(d) hereof, the Company will give to such Person whose Units (or portion thereof) have been called for repurchase (a "Compulsorily Repurchased Member") notice of the Company's intent to repurchase the Units and the expected Compulsory Repurchase Valuation Date for such Units;

            (3) promptly after the Compulsory Repurchase Valuation Date, the Company will give to the Compulsorily Repurchased Member a promissory note (the "Compulsory Repurchase Promissory Note") entitling the Compulsorily Repurchased Member to be paid an amount equal to the value, determined as of the Compulsory Repurchase Valuation Date and in accordance with Section 7.3 hereof, of the repurchased Units; and

            (4) the Compulsory Repurchase Promissory Note will be non-interest bearing and nontransferable. Payment in respect of the Compulsory Repurchase Promissory Note will be made as of the later of (i) a period of within 45 days after the Compulsory Repurchase Valuation Date, or (ii) if the Company has requested withdrawal of its capital from one or more Portfolio Funds in order to fund the repurchase of Units, within ten business days after the Company has received at least 90% of the aggregate amount withdrawn from such Portfolio Funds.

Notwithstanding anything in the foregoing to the contrary, the Board of Directors, in its sole discretion, may pay all or any portion of the Repurchase Promissory Note in marketable Securities (or any combination of marketable Securities and cash). Persons holding Units will cease to be Members of the Company upon the Company's issuance of a Compulsory Repurchase Promissory Note representing payment for all of the remaining Units held by such Person.

                                    ARTICLE V

                                     CAPITAL

      SECTION 5.1. CONTRIBUTIONS TO CAPITAL.

      (a) The minimum initial contribution by a Member to the capital of the Company shall be such amount as the Board of Directors, in its discretion, may determine from time to time, but will generally not be less than $25,000 (not including any placement or similar fees). The amount of the initial contribution of each Member shall be recorded on the books and records of the Company upon acceptance as a contribution to the capital of the Company. The Directors shall not be entitled to make voluntary contributions of capital to the Company as Directors of the Company, but may make voluntary contributions to the capital of the Company as Members.

      (b) Members may make additional contributions to the capital of the Company in increments of at least $10,000, effective as of such times as the Board of Directors, in its discretion, may permit, subject to the limitations applicable to the admission of Members pursuant to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Company except to the extent provided in Section 5.6 hereof.

      (c) Except as otherwise permitted by the Board of Directors, (i) initial and any additional contributions to the capital of the Company by any Member shall be payable in cash or in such Securities as the Board of Directors, in its absolute discretion, may agree to accept on behalf of the Company, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Company shall charge each Member making a contribution in Securities to the capital of the Company such amount as may be determined by the Board of Directors not exceeding 2% of the value of such contribution in order to reimburse the Company for any costs incurred by the Company by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Company to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof.

      SECTION 5.2. RIGHTS OF MEMBERS TO CAPITAL.

      No Member shall be entitled to interest on any contribution to the capital of the Company, nor shall any Member be entitled to the return of any capital of the Company except (i) upon the repurchase by the Company of such Member's Units pursuant to Section 4.5 hereof, (ii) pursuant to the provisions of Section 5.6(c) hereof or (iii) upon the liquidation of the Company's assets pursuant to
Section 6.2 hereof. Except as provided by applicable law, no Member shall be liable for the return of any such capital properly paid to such Member pursuant to the provisions of (i), (ii) and/or (iii) of the preceding sentence. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

      SECTION 5.3. CAPITAL ACCOUNTS.

      (a) The Company will maintain a separate Capital Account for each Member.

      (b) Each Member's Capital Account will have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) (net of any liabilities secured by such Securities that the Company is considered to assume or take subject to under section 752 of the
Code) constituting such Member's initial contribution to the capital of the Company.

      (c) Each Member's Capital Account will be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) (net of any liabilities secured by such Securities that the Company is considered to assume or take subject to under section 752 of the
Code) constituting additional contributions by such Member to the capital of the Company permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 through 5.6.

      (d) Each Member's Capital Account will be reduced by the sum of (i) the amount paid to repurchase the Member's Units or distributions to such Member pursuant to Sections 4.5, 5.8 or 6.2 hereof (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take for purposes of section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 through 5.6 hereof.

      (e) No Member shall be required to pay to the Company or to any other Member or person any deficit in such Member's Capital Account upon dissolution or otherwise.

      SECTION 5.4. ALLOCATION OF NET PROFIT AND NET LOSS.

      As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Fiscal Period.

      SECTION 5.5. ALLOCATION OF CERTAIN EXPENDITURES.

      Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Company, to the extent determined by the Board of Directors to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged only to those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Company.

      SECTION 5.6. RESERVES.

      (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the related Capital Accounts for any liabilities, including those contingent liabilities where the contingency has occurred and is recognizable, as of the date any such liability becomes known to the Adviser or the Board of Directors, such reserves to be in the amounts that the Board of Directors (or its authorized delegate), in its sole discretion, deems necessary or appropriate. The Board of Directors (or its authorized delegate) may increase or reduce any such reserves from time to time by such amounts as the Board of Directors (or its authorized delegate), in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members of the Company at the time such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Members at the time, as determined by the Board of Directors in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

      (b) If at any time an amount is paid or received by the Company (other than contributions to the capital of the Company, distributions or repurchases of Units) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members of the Company, at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

      (c) If any amount is required by paragraph (a) or (b) of this Section 5.6 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Directors determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Company on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Member. In the case of a credit, no former Member shall be entitled to receive such a payment if the credit is received by the Company more than three (3) years following the date on which such Person ceased to be a Member. To the extent that a former Member fails to pay to the Company, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

      SECTION 5.7. TAX ALLOCATIONS.

      (a) For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for federal income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this Section 5.7 shall be made pursuant to the principles of sections 704(b) and 704(c) of the Code and in conformity with Treasury Regulation sections 1.704-1(b)(2)(iv) (and, in particular, subparagraph
(f) thereof), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation section 1.704-1(b)(2)(ii)(d).

      If the Company realizes capital gains (including short-term capital gains) or ordinary income for federal income tax purposes for any fiscal year during or as of the end of which all or a portion of the Units of one or more Positive Basis Members (as hereinafter defined) are repurchased by the Company pursuant to Article IV, the Board of Directors (or its delegate), in its sole discretion, may allocate such gains or income as follows: (i) to such Positive Basis Members, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated, and (ii) any gains not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4.

      If the Company realizes capital losses (including short-term capital losses) or ordinary losses for federal income tax purposes for any fiscal year during or as of the end of which all the Units of one or more Negative Basis Members (as hereinafter defined) are repurchased by the Company pursuant to
Article IV, the Board of Directors (or its delegate), in its sole discretion, may allocate such losses as follows: (i) to such Negative Basis Members, pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Member, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Member shall have been eliminated, and (ii) any losses not so allocated to Negative Basis Members, to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to
Section 5.4.

      (b) The allocations of the Company's items of income, gain, loss, deduction and credit to the Members in respect of their Units shall not exceed the allocations permitted under Subchapter K of the Code as approved by the Board of Directors, whose determination shall be binding. Allocations pursuant to this Section 5.7 may be adjusted at any time by the Board of Directors (or its delegate) to the extent the Board of Directors (or such delegate) determines in good faith that such adjustments (i) would more equitably reflect the economic allocations hereunder, or (ii) would otherwise be in the overall best interests of the Members.

      (c) The Board of Directors may in the future, in its sole discretion, incorporate the Company or elect to treat the Company as an association taxable as a corporation for U.S. federal income tax purposes and seek to qualification thereof as a registered investment company under Subchapter M of the Code.

      SECTION 5.8. DISTRIBUTIONS.

      The Board of Directors, in its sole discretion, may authorize the Company to make distributions in cash at any time to all of the Members on a pro rata basis in accordance with the Members' Investment Percentages. Notwithstanding the foregoing or any other provision contained in this Agreement, the Company, and the Board of Directors on behalf of the Company, shall not be required to make a distribution to a Member in respect of its Units if such distribution would violate the Delaware Act or other applicable law.

      SECTION 5.9. WITHHOLDING.

      (a) The Board of Directors may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes with respect to any Member to the extent required by the Code or any other applicable law.

      (b) For purposes of this Agreement, any taxes so withheld by the Company with respect to any Member shall be deemed to be a distribution to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any amounts then otherwise distributable to such Member, such Member and any successor to such Member's Interest shall pay to the Company as a contribution to the capital of the Company, upon demand of the Board of Directors, the amount of such excess.

      (c) The Board of Directors shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Directors with such information and forms as such Member may be required to complete when necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

      SECTION 5.10. ALLOCATION OF ORGANIZATIONAL EXPENSES.

      (a) Organizational Expenses initially shall be borne by the Adviser or an affiliate, who shall be reimbursed for such expenses by the Company over a period not to exceed 12 months from the Closing Date. Such reimbursements shall be allocated among and debited against the Capital Accounts of the Members during such 12-month period in accordance with the value of their respective Capital Accounts on each applicable Expense Allocation Date.

      (b) If the Adviser is fully reimbursed before the 12-month anniversary of the Closing Date, as of each Expense Allocation Date during the remainder of such 12-month period, all amounts previously debited against the Capital Account of a Member pursuant to this Section 5.10 on the preceding Expense Allocation Date shall be credited to the Capital Account of such Member, and Organizational Expenses shall then be re-allocated among and debited against the Capital Accounts of all Members in accordance with the balance of their respective Capital Accounts on such Expense Allocation Date.

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

      SECTION 6.1. DISSOLUTION.

      The Company will be dissolved:

            (1) upon the  affirmative  vote to  dissolve  the  Company by: (i) a majority of the Board of Directors (including a majority of the Independent Directors) or (ii) Members holding at least two-thirds (2/3) of the total voting power eligible to be cast with respect to the Company;

            (2) as required by the Delaware Act or other applicable law; or

            (3) the Company's deregistration (whether voluntary or involuntary) under the 1940 Act.

      Dissolution of the Company will be effective on the day on which the event giving rise to the dissolution shall occur, but the existence of the Company as a separate legal entity shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

      SECTION 6.2. WINDING UP.

      (a) Upon the dissolution of the Company as provided in Section 6.1 hereof, the Board of Directors (or its delegate), acting as the liquidator, shall wind up the business and administrative affairs of the Company, except that if the Board of Directors is unable to perform this function (or to designate an appropriate delegate to do so), a liquidator elected by Members holding a majority of the total number of votes eligible to be cast shall promptly wind up the business and administrative affairs of the Company. Net Profit and Net Loss during the period of winding up shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation of the Company's assets shall be distributed in the following manner:

            (1) the debts of the Company, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Company's assets to the Members has been completed, shall first be satisfied (whether by payment or reasonable provision for payment thereof) on a pro rata basis;

            (2) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis; and

            (3) the Members shall next be paid on a pro rata basis in accordance with their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

      (b) Anything in this Section 6.2 to the contrary notwithstanding, but subject to the Delaware Act, upon dissolution of the Company, the Board of Directors or other liquidator may distribute ratably in kind any assets of the Company; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

                                  ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

      SECTION 7.1. ACCOUNTING AND REPORTS.

      (a) The Company will maintain its books and records on the accrual method of accounting based upon generally accepted accounting principles except as otherwise described in this Agreement; provided that the Board of Directors may adopt any accounting method determined by the Board of Directors to be in the best interests of the Company, in its sole discretion. The Company's accounts shall be maintained in U.S. currency. The Company shall cause annual financial statements prepared in accordance with this Section 7.1(a), subject always to any requirements of the 1940 Act, to be accompanied by a report of independent public accountants based upon an audit performed in accordance with generally accepted auditing standards.

      (b) After the end of each Taxable Year, the Company shall furnish to each Member such information regarding the operation of the Company and such Member's Units as is determined by the Board of Directors to be reasonably necessary for Members to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

      (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Company shall furnish to each Member a semi-annual report and an annual report containing the information required by the 1940 Act. The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

      SECTION 7.2. DETERMINATIONS BY THE BOARD OF DIRECTORS.

      (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Directors (or its authorized delegate) unless specifically and expressly otherwise provided for in this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

      (b) The Board of Directors (or its authorized delegate) may make such adjustments to the computation of Net Profit, Net Loss or any components comprising either of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Company and the intended allocation thereof among the Members.

      SECTION 7.3. VALUATION OF NET ASSETS.

      (a) Except as may be required by the 1940 Act, the Board of Directors shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last business day of each month within 25 business days of the last day of the month in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and that conform to the requirements of the 1940 Act. In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records.

      (b) The Company will value interests in Portfolio Funds at fair value, which ordinarily will be the value determined by the respective Portfolio Fund Managers in accordance with the policies established by the relevant Portfolio Fund.

      (c) The value of Securities and other assets of the Company and the net asset value of the Company as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      SECTION 8.1. AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

      (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of a majority of the Board of Directors

(including the approval of a majority of the Independent Directors, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

      (b) Any amendment that would:

            (1) increase the obligation of a Member to make any contribution to the capital of the Company; or

            (2) reduce the Capital Account of a Member;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each affected Member has received written notice of such amendment and (B) any such Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Directors) to tender all of its Units for repurchase by the Company.

      (c) The power of the Board of Directors to amend this Agreement at any time without the consent of the Members in accordance with paragraph (a) of this
Section 8.01 shall specifically (and without limitation) include the power to:

            (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

            (2) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation, including to reflect any relaxation of the requirements of applicable law; and

            (3) amend this Agreement to make such changes as may be necessary or advisable for federal tax purposes, including, without limitation, to ensure that (i) the Company will not be treated as an association or as a publicly traded partnership taxable as a corporation as defined in section 7704(b) of the Code (or any successor provision) and (ii) the allocation provisions hereunder are respected for Federal income tax purposes, provided that such changes do not materially reduce any Member's allocations or distributions hereunder.

      (d) Any amendment that would modify the provisions of this Section 8.1 (if material) or the Company's indemnification obligations may be made only with the unanimous consent of the Members and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors). Any amendment that would affect any Director's right to indemnification under this Agreement may only be effected by the written consent of such Director.

      (e) The Board of Directors shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

      SECTION 8.2. SPECIAL POWER OF ATTORNEY.

      (a) Each Member hereby irrevocably makes, constitutes and appoints Merrill Lynch Alternative Investments LLC with full power of substitution, the true and lawful representative and attorney-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

            (1)  any  amendment  to  this   Agreement  that  complies  with  the
      provisions of this Agreement (including the provisions of Section 8.1 hereof);

            (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

            (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

      (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorney-in-fact appointed hereby is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Company.

      (c) This power of attorney is a special power of attorney and is coupled with an interest in favor of each of Merrill Lynch Alternative Investments LLC and as such:

            (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether Merrill Lynch Alternative Investments LLC shall have had notice thereof; and

            (2) shall survive the delivery of a Transfer by a Member of all or portion of such Member's Units, except that when the transferee thereof has been approved by the Board of Directors for admission to the Company as a substituted Member, this power of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling Merrill Lynch Alternative Investments LLC to execute, acknowledge and file any instrument necessary to effect such substitution.

      SECTION 8.3. NOTICES.

      Notices that may be or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, registered or certified mail return receipt requested, commercial courier service, telecopier (receipt confirmed) or hand delivery, or if to the Board of Directors or the Adviser, by hand delivery, registered or certified mail return receipt requested, commercial courier service, or telecopier (receipt confirmed), and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

      SECTION 8.4. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

      SECTION 8.5. APPLICABILITY OF 1940 ACT.

      The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act that affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act.

      SECTION 8.6. CHOICE OF LAW; ARBITRATION.

      (a) Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of Delaware without regard to principles of conflict of laws and, without limitation thereof, that the Delaware Act as now adopted or as may be hereafter amended shall govern the limited liability company aspects of the Agreement.

      (b) TO THE FULLEST EXTENT PERMITTED BY LAW, UNLESS OTHERWISE AGREED IN WRITING, EACH MEMBER AGREES TO SUBMIT ALL CONTROVERSIES ARISING BETWEEN MEMBERS OR ONE OR MORE MEMBERS AND THE COMPANY TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTANDS THAT:

            (1) ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

            (2) THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL;

            (3)   PRE-ARBITRATION   DISCOVERY  IS  GENERALLY  MORE  LIMITED  AND
      DIFFERENT FROM COURT PROCEEDINGS;

            (4) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND A PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED; AND

            (5) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

      (c) ALL CONTROVERSIES THAT MAY ARISE AMONG MEMBERS AND/OR ONE OR MORE MEMBERS AND THE COMPANY CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN NEW YORK CITY IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT, TO THE FULLEST EXTENT PERMITTED BY LAW. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE DETERMINED BEFORE AND IN ACCORDANCE WITH THE RULES THEN OBTAINING OF EITHER THE NEW YORK STOCK EXCHANGE, INC. (THE "NYSE") OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE "NASD"), AS THE MEMBER OR ENTITY INSTITUTING THE ARBITRATION MAY ELECT. IF THE NYSE OR NASD DOES NOT ACCEPT THE ARBITRATION FOR CONSIDERATION, THE ARBITRATION SHALL BE SUBMITTED TO, AND DETERMINED IN ACCORDANCE WITH THE RULES THEN OBTAINING OF, THE CENTER FOR PUBLIC RESOURCES, INC. IN NEW YORK CITY. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OF THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. ANY NOTICE OF SUCH ARBITRATION OR THE CONFIRMATION OF ANY AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. EACH MEMBER AGREES THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE FINAL, BINDING AND CONCLUSIVE UPON THEM.

      (d) THE COMPANY AND EACH MEMBER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE COMPANY AND EACH MEMBER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY'S ENTERING INTO THIS AGREEMENT.

      (e) NO MEMBER SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE MEMBER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

      SECTION 8.7. NOT FOR BENEFIT OF CREDITORS.

      The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Directors and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

      SECTION 8.8. CONSENTS.

      Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

      SECTION 8.9. MERGER AND CONSOLIDATION.

      (a) The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by section 18-209(b) of the Delaware Act. Notwithstanding any other provision of this Agreement, the Company may effect such merger or consolidation without a vote of the Members, unless otherwise required by the 1940 Act.

      (b) If approved by the Board of Directors (and subject always to any requirements or limitations imposed by the 1940 Act), notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with section 18-209(b) of the Delaware Act may, to the extent permitted by section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

      SECTION 8.10. PRONOUNS; USAGE; GENERIC TERMS.

      All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof. The words "herein," "hereby," "hereof" and "hereto," and words of similar import, refer to this Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified. The word "including" shall mean "including without limitation" unless otherwise specified. Section and Appendix references are to this Agreement unless otherwise specified.

      SECTION 8.11. CONFIDENTIALITY.

      (a) A Member may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Directors.

      (b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Directors, which consent may be withheld in its sole discretion.

      (c) Each of the Members wishes to maintain maximum confidentiality with respect to their investment in the Company. Accordingly, pursuant to Section 18-305(g) of the Delaware Act, the Members desire to restrict the rights of Members to obtain information as otherwise provided in Section 18-305(a) of the Delaware Act. The Members, therefore, agree that each Member shall only be entitled to the information and reports provided pursuant to Article VII hereof and shall not be entitled to any other information concerning the Company or its business or affairs or the Members or their Units in the Company whether pursuant to Section 18-305(a) of the Delaware Act or otherwise. Without limiting the generality of the foregoing, each Member agrees that it shall have no access to, and shall not be entitled to know, the name and/or address (whether business, residence or mailing) of any other Member. If, notwithstanding the foregoing restriction, any Member shall obtain any information concerning the Company or its business or affairs or any other Member or such Member's Units in the Company or any other information other than that provided pursuant to
Article VII hereof, such Member agrees that it will not divulge, furnish or make accessible to any other person any such information (all such information being referred to herein as "Confidential Information") without the prior written consent of the Board of Directors which consent may be withheld at the sole discretion of the Board of Directors.

      (d) Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Company. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Company may be entitled, such Members and the Company shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

      SECTION 8.12. CERTIFICATION OF NON-FOREIGN STATUS.

      Each Member or transferee of Units from a Member shall certify, upon admission to the Company and at such other times thereafter as the Board of Directors may request, whether such Member is a "United States Person" within the meaning of section 7701(a)(30) of the Code on forms to be provided by the Company, and shall notify the Company within 30 days of any change in such Member's status. Any Member who shall fail to provide such certification when requested to do so by the Board of Directors may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

      SECTION 8.13. SEVERABILITY.

      If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

      SECTION 8.14. FILING OF RETURNS.

      The Board of Directors or its designated agent shall prepare and file, or cause the Administrator or accountants of the Company to prepare and file, a federal information tax return in compliance with section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

      SECTION 8.15. TAX DECISIONS AND TAX MATTERS PARTNER.

      (a) All decisions for the Company relating to tax matters, including, without limitation, whether to make any tax elections (including the election under Section 754 of the Code), the positions to be made on the Company's tax and information returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority, shall be made by the Board of Directors. All actions (other than ministerial actions) taken by the Tax Matters Partner, as designated below, shall be subject to the approval of the Board of Directors.

      (b) The Adviser shall be designated on the Company's annual federal income tax information return, and have full powers and responsibilities, as the Tax Matters Partner of the Company for purposes of section 6231(a)(7) of the Code. The Tax Matters Partner for the

Company for purposes of Section 6231(a)(7) of the Code shall not take any action on behalf of the Company (other than any such action relating solely to compliance with its ministerial duties) prior to obtaining consent thereto from the Board of Directors or its designee. The Tax Matters Partner for the Company under section 6231(a)(7) of the Code shall be indemnified and held harmless by the Company from any and all liabilities and obligations that arise from or by reason of such designation.

      (c) Each person (for purposes of this Section 8.15, called a "Pass-Thru Member") that holds or controls Units on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interests through such Pass-Thru Member. In the event the Company shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.

      SECTION 8.16. SECTION 754 ELECTION.

      In the event of a distribution of Company property to a Member or an assignment or other Transfer (including by reason of death) of all or portion of a Member's Units, the Board of Directors, in its discretion, may, but shall not be required to, cause the Company to elect, pursuant to section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Company property as provided by sections 734 and 743 of the Code.

      SECTION 8.17. COUNTERPARTS.

      This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

      EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION 8.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.11.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amended and Restated Limited Liability Company Agreement of the Company as of the day and year identified in the preamble hereto.

                                           DIRECTORS:

                                           -------------------------------------
                                           Name:  David O. Beim

                                           -------------------------------------
                                           Name:  James T. Flynn

                                           -------------------------------------
                                           Name:  Terry K. Glenn

                                           -------------------------------------
                                           Name:  W. Carl Kester

                                           -------------------------------------
                                           Name:  Karen P. Robards

                                           MEMBERS:

                                           [TO BE EXECUTED BY MERRILL LYNCH
                                           ALTERNATIVE INVESTMENTS LLC
                                           PURSUANT TO POWER OF ATTORNEY]

                                           Each person who shall sign
                                           the Subscription Agreement
                                           and who shall be accepted
                                           by the Board of Directors
                                           to the Company as a Member.

                                   APPENDIX A

      The following should be read in conjunction with the subscription materials for the Company, which refer to each prospective investor seeking to be admitted to the Company as a Member (or making an additional Capital Contribution to the Company) as a "Subscriber." Capitalized terms used herein and not otherwise defined herein have the means ascribed to such terms in the First Amended and Restated Limited Liability Company Agreement of MULTI-STRATEGY HEDGE OPPORTUNITIES LLC, of which this Appendix A forms a part.

      The Subscriber hereby represents and warrants to, and covenants and agrees with, the Company that Subscriber is an "accredited investor" as defined in Rule 501(a) of Regulation D under the 1933 Act (and described below) and is acquiring Units for investment purposes only and not with a view towards resale or distribution.

      Subscriber is an "accredited investor" as described in at least one of the following categories:

(i) a bank as defined in section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity;

(ii) a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

(iii)    an insurance company as defined in section 2(13) of the 1933 Act;

(iv) an investment company registered under the 1940 Act or a business development company as defined in section 2(a)(48) of that Act;

(v) a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

(vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(vii) an employee benefit plan within the meaning of the ERISA if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors within the meaning of the 1933 Act;

(viii) a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(ix) an organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(x) a natural person who had an individual income in excess of $200,000 in each of the last two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(xi) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000;

(xii) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

(xiii) an entity, other than a partnership, S corporation or grantor trust, in which all of the equity owners are accredited investors within the meaning of the 1933 Act.

      The representations and acknowledgments made by the Subscriber above and documents submitted in relation hereto are made and submitted with the intent that they will be relied upon by the Company in determining the suitability of the Subscriber as an investor in the Company, and will survive the investment in the Company by the Subscriber. The Subscriber agrees that such representations will be deemed reaffirmed by the Subscriber at any time it makes an additional investment in the Company.


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